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                                                                   EXHIBIT (10f)




                    1997 NON-EMPLOYEE DIRECTORS' STOCK GRANT,

                   STOCK OPTION AND DEFERRED COMPENSATION PLAN













                                      IV-7



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                               RUSSELL CORPORATION
             1997 NON-EMPLOYEE DIRECTORS' STOCK GRANT, STOCK OPTION
                         AND DEFERRED COMPENSATION PLAN
                        [COMPOSITE AS OF MARCH 30, 1999]



                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

                  (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                  (b) "Board" shall mean the Board of Directors of Russell Corporation, an Alabama corporation.

                  (c) "Committee" shall mean the committee of the Board appointed pursuant to Article III.

                  (d) "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                      (i) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                      (ii) During any period of two (2) consecutive years (not including any period prior to the Effective
                               Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved (a "continuing Director")), cease for any reason to constitute a majority thereof; or



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                      (iii)    The shareholders of the Company approve: (A) a
                               plan of complete liquidation of the Company; or
                               (B) an agreement for the sale or disposition of all or substantially all the Company's assets; or
                               (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                               However, in no event shall a "Change in Control" be deemed to have occurred, with respect to an Eligible Director, if the Eligible Director is part of a purchasing group which consummates the Change-in-Control transaction. An Eligible Director shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Eligible Director is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

                  (e) "Company" shall mean Russell Corporation, an Alabama corporation, and any successor in interest thereto.

                  (f) "Eligible Director" shall mean any person who is serving as a director of the Company who is not an officer of the Company or a subsidiary of the Company or otherwise employed by the Company or a subsidiary of the Company.

                  (g) "Fair Market Value" shall mean the average of the highest and lowest quoted selling prices for a share of Stock on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Board or the Committee.

                  (h) "Fee Deferral Account" shall mean the account maintained for an Eligible Director pursuant to Section 5.2(a) hereof.

                  (i) "Fees" shall mean the cash retainer and meeting fees payable to an Eligible Director for service on the Board of the Company and any committees thereof, as set by the Board from time to time.


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                  (j) "Internal Revenue Code" shall mean the Internal Revenue
Code of 1986, as amended.

                  (k) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

                  (l) "Optionee" shall mean a person to whom an Option has been granted hereunder.

                  (m) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                  (n) "Plan" shall mean the Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock Option and Deferred Compensation Plan, the terms of which are set forth herein.

                  (o) "Retainer" shall mean the retainer payable to an Eligible Director for service on the Board of the Company and any committees thereof.

                  (p) "Stock," with respect to each share to which that term refers, shall mean the Common Stock, par value $0.01 per share, of the Company now authorized; any other shares of the Stock of the Company hereafter authorized; and securities of the Company which, under any conditions, will be converted into or exchanged for any such Stock.

                  (q) "Stock Deferral Account" shall mean the account maintained for an Eligible Director pursuant to Section 5.2 (b) or (c), or both, hereof.

                  (r) "Stock Grant" shall mean that portion of the Retainer payable to the Eligible Director in Stock, the amount of such compensation being set from time to time by the Board.

                  (s) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

                  (t) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


                                   ARTICLE II
                                    THE PLAN

SECTION 2.1 NAME

         This Plan shall be known as the "Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock Option and Deferred Compensation Plan."


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SECTION 2.2 PURPOSE

         The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Eligible Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Stock Grants and Options and, thereby, to align the interests of the Eligible Directors with the interests of the shareholders of the Company. The purpose of the Plan is also to enhance the Company's long-term growth and financial performance by increasing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors.


SECTION 2.3 EFFECTIVE DATE

         The Plan was adopted by the Board on July 23, 1997, to be effective as of April 23, 1997. The Plan and all Options granted hereunder are subject to the receipt by the Company of any consents or approvals required to adopt the Plan and/or grant Options under applicable law and under any permit, agreement or instrument to which the Company is a party or by which any of its properties or assets are bound. Any Option granted prior to such consent and approval of the Plan as herein provided shall be subject to such approval and shall have no legal effect and shall convey no rights to the holder thereof in the event said other consent and approval of the Plan is not obtained. The Plan shall continue until the earlier of (i) the issuance of all shares of stock authorized by the Plan or (ii) the termination of the Plan by the Board; provided, however, that upon termination of the Plan, the applicable provisions of the Plan shall continue to apply to all Options which are outstanding and to all Fees and Stock Grants which have been and remain deferred pursuant to the Plan on the date the Plan is terminated.


                                   ARTICLE III
                          ADMINISTRATION AND OPERATION

SECTION 3.1 ADMINISTRATION

         The Plan shall be administered by the Board of the Company; provided, however, that the Board may delegate its authority to a Committee appointed by the Board consisting of at least two (2) members who shall not be Eligible Directors. Subject to the express provisions of the Plan and the concurrence of the Board, the Committee shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan.

         Any action of the Committee may be taken without a meeting if a majority of the members of the Committee sign written consents setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Any member of the Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment enabling all persons participating in the meeting to hear each other.


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The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by facsimile signature.

         The Committee may delegate to any member or members of the Committee or to any employee or employees of the Company the authority to perform any ministerial act in connection with the administration of the Plan.


SECTION 3.2 MAJORITY RULE

         A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.


SECTION 3.3 COMPANY ASSISTANCE

         The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors and such pertinent facts related thereto as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


SECTION 3.4 PLAN OPERATION IN COMPLIANCE WITH RULE 16B-3 OF THE 1934 ACT.

         The Plan shall be interpreted and administered to comply with Rule 16b-3 promulgated under the 1934 Act, as then applicable to the Company's employee benefit plans.


                                   ARTICLE IV
                         SHARES OF STOCK SUBJECT TO PLAN

SECTION 4.1 LIMITATIONS

         The number of shares of Stock which may be issued and sold hereunder shall not exceed 200,000 shares of Stock, subject to adjustment pursuant to the provisions of Section 4.3 hereof. Such shares shall be shares previously issued and listed on the registered national securities exchanges on which the Stock is listed and thereafter acquired by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares which may remain unissued or unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until the termination of the Plan (and for so long thereafter as any Options issued pursuant to the Plan remain outstanding), the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.


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SECTION 4.2 OPTIONS GRANTED UNDER PLAN

         Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate, or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.


SECTION 4.3 ANTIDILUTION; CHANGE IN CONTROL

         In the event that the outstanding shares of Stock hereafter are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend after the effective date of the Plan,

                  (a) the aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately; and

                  (b) rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately.

         In the event of a dissolution or liquidation of the Company, the Options granted hereunder shall terminate; provided, however, that the Optionees shall have the right for a period of thirty (30) days prior to such dissolution or liquidation to exercise outstanding Options in full without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent it shall not have been exercised. In the event of a Change in Control, the Optionee shall have the right, immediately prior to such Change in Control, to exercise outstanding Options in full, without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent that it shall not have been exercised.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board or the Committee, and any such adjustment shall provide for the elimination of fractional share interests.


                                    ARTICLE V
                                    DEFERRALS

SECTION 5.1 ELECTION TO DEFER

         (a) Each Eligible Director may elect to defer all or any portion of any of his Fees in accordance with the terms of this Article V. Such election shall be made by executing and


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delivering to the Board or Committee a deferred compensation agreement in such form as the Board or Committee may prescribe or approve. Such an election shall be effective with respect to Fees paid for services rendered in calendar years beginning after the executed deferred compensation agreement is delivered to the Board or Committee and shall continue in effect until terminated. An Eligible Director may terminate his election to defer Fees by executing and delivering to the Board or Committee a written instrument in form as the Board or the Committee may prescribe or approve, and such termination shall be effective with respect to Fees for services rendered after the end of the calendar year in which such written instrument is delivered to the Board or Committee. An Eligible Director who has terminated a prior election to defer Fees may make a new election to defer Fees in the same manner in which his prior election to defer Fees was made, and such election shall become effective with respect to Fees for services provided after the end of the calendar year in which such new election is made and shall continue in effect until terminated in the manner above provided. Except as provided herein, an election to defer Fees may not be modified or terminated.

         (b) Each Eligible Director may also elect to defer all or any portion of any Stock covered by a Stock Grant made to him pursuant to Section 6.1(a) hereof in accordance with the terms of this Article V. Such election shall be made by executing and delivering to the Board or Committee a deferred compensation agreement (which may be a deferred compensation agreement delivered pursuant to paragraph (a) above) in such form as the Board or Committee may prescribe or approve. Such an election shall be effective with respect to Stock covered by Stock Grants made for services rendered in calendar years beginning after the executed deferred compensation agreement is delivered to the Board or Committee and shall continue in effect until terminated. An Eligible Director may terminate his election to defer the issuance of Stock by executing and delivering to the Board or Committee a written instrument in such form as the Board or Committee may prescribe or approve, and such termination shall be effective with respect to Stock covered by Stock Grants made for services rendered after the end of the calendar year in which such written instrument is delivered to the Board or Committee. An Eligible Director terminating a prior election to defer the issuance of Stock may make a new election to defer the issuance of Stock in the same manner in which his prior election to defer the issuance of Stock was made, and such election shall become effective with respect to Stock covered by Stock Grants made for services provided after end of the calendar year in which such new election is made and shall continue in effect until terminated in the manner above provided. Except as provided herein, an election to defer the issuance of Stock may not be modified or terminated.


SECTION 5.2 ACCOUNTS

                  (a) Unless an Eligible Director who has elected to defer Fees makes the election described in paragraph (b) of this Section 5.2, the Company shall establish a Fee Deferral Account for such Eligible Director and shall adjust the Fee Deferral Account as follows:

                  (i) At the end of each quarter in which Fees deferred would otherwise be payable, the Fee Deferral Account shall be credited with the amount deferred for such quarter; and


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                  (ii) As of the last day of each quarter prior to the
         distribution to the Eligible Director or his beneficiary of the balance of the Fee Deferral Account, the Fee Deferral Account shall be credited with interest on the balance as of the first day of the quarter at the rate paid on five-year U.S. Treasury notes on the first day of the quarter for which the interest is to be credited, or at such other rate as is prescribed by the Board or the Committee in the Eligible Director's deferred compensation agreement.

                  (iii) The Fee Deferral Account shall be charged with the amount distributed to the Eligible Director or his beneficiary as of the date such distribution is made.

                  (iv) If Fees are deferred by an Eligible Director pursuant to two or more deferred compensation agreements and different benefit payment dates or designated beneficiaries are specified in such deferred compensation agreements, a separate Deferral Account shall be maintained with respect to Fees deferred pursuant to each deferred compensation agreement.

                  (b) In his deferred compensation agreement, an Eligible Director who has elected to defer Fees may elect to have the provisions of this paragraph (b) apply in lieu of paragraph (a) above. If such an election is made, the Company shall establish a Stock Deferral Account for the Eligible Director and shall adjust the Stock Deferral Account as follows:

                           (i) As of the date Fees deferred pursuant to such Deferred Compensation Agreement would otherwise be paid, the Stock Deferral Account shall be credited with the number of units determined by dividing the amount of such deferred Fees by the closing price of a share of Stock on the New York Stock Exchange on such date, or if the New York Stock Exchange is closed on such date, on the first day preceding such date on which the New York Stock Exchange was open.

                           (ii) On each date that payment of a dividend is made to holders of shares of Stock, the Stock Deferral Account shall be credited with a number of units determined by dividing the product of the dividend per share of Stock multiplied by the number of units credited to the Stock Deferral Account on the record date for payment of such dividend by the closing price of a share of Stock on the New York Stock Exchange on the dividend payment date.

                           (iii) The Stock Deferral Account shall be charged with a number of units equal to the number of shares of Stock distributed to the Eligible Director or his Beneficiary on the date such distribution is made (plus the number, if any, of shares of Stock, including any fractional share, with respect to which cash was distributed to the Eligible Director or his beneficiary).

                           (iv) In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization, whether or not such reorganization comes within the definition of such term in Section 368


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         of the Internal Revenue Code, or any partial or complete liquidation of the Company, the Board or the Committee shall make such adjustments in the number of units credited to such Stock Deferral Account as the Board or Committee, in its sole discretion, deems appropriate to prevent dilution or enlargement of the rights of the Eligible Director.

                  (c) The Company shall establish a Stock Deferral Account for each Eligible Director who has elected to defer the issuance of all or any portion of any Stock covered by a Stock Grant pursuant to Section 5.1(b) herein and shall adjust the Stock Deferral Account as follows:

                      (i) As of the effective date of a Stock Grant to which the Eligible Director's election applies, the Stock Deferral Account shall be credited with a number of units equal to the number of shares of Stock covered by such Stock Grant.

                      (ii) On each date that payment of a dividend is made to holders of shares of Stock, the Stock Deferral Account shall be credited with a number of units determined by dividing the product of the dividend per share of Stock multiplied by the number of units accredited to the Stock Deferral Account on the record date for payment of such dividend by the closing price of a share of Stock on the New York Stock Exchange on the dividend payment date.

                      (iii) The Stock Deferral Account shall be charged with a number of units equal to the number of shares of Stock distributed to the Eligible Director or his Beneficiary on the date such distribution is made (plus the number, if any, of shares of Stock, including any fractional share, with respect to which cash was distributed to the Eligible Director or his beneficiary).

                      (iv) In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization, whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code or any partial or complete liquidation of the Company, the Board or the Committee shall make such adjustments in the number of units credited to such Stock Deferral Account as the Board or Committee in its sole discretion, deems appropriate to prevent dilution or enlargement of the rights of the Eligible Director.

Only one Stock Deferral Account (including any such account maintained pursuant to Section 5.2(b)) shall be maintained for an Eligible Director unless the issuance of Stock is , pursuant to separate deferred compensation agreements, to be deferred to more than one date or is to be made to different beneficiaries in the event of the Eligible Director's death, in which case separate Stock Deferral Accounts shall be maintained with respect to each deferred compensation agreement providing for a different issuance date or beneficiary.

                  (d) Either the Board or the Committee shall provide each Eligible Director who has made an election under this Article V with an account statement at least annually.



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SECTION 5.3 PAYMENT

                  (a) The amount which shall have been credited to the Fee Deferral Account of an Eligible Director pursuant to Section 5.2, together with a number of shares of Stock equal to the number of units credited to his Stock Deferral Account, shall be distributed to him in a lump sum; provided, however, that if a fractional unit is credited to the Stock Deferral Account of the Eligible Director, such fractional unit shall be distributed in the form of cash in the amount equal to the product of the closing price of a share of Stock on the New York Stock Exchange on the date preceding distribution multiplied by the fraction of a unit; and provided, further, that if the Company has insufficient treasury shares to make such distribution in shares of Stock, the number of units in excess in the number of shares of treasury Stock available for distribution shall be paid in cash, in an amount determined by multiplying the number of such units by the closing price of a share of Stock on the New York Stock Exchange on the date preceding such distribution. Distribution pursuant to the Section 5.3(a) shall be made within thirty (30) days after such date or event as the Director may specify in the appropriate deferred compensation agreement.

                  (b) Except as provided in Section 5.4 below, the amount credited to the Fee Deferral Account of an Eligible Director, together with a number of shares of Stock equal to the number of units credited to his Stock Deferral Account, at the time of his death shall be paid to his designated beneficiary in a lump sum within thirty (30) days after the Company is notified of the Eligible Director's death; provided, however, that if a fractional unit is credited to the Stock Deferral Account, such fractional unit shall be distributed in the form of cash in the amount equal to the product of the closing price of a share of Stock on the New York Stock Exchange on the date preceding distribution multiplied by the fraction of a unit; and provided, further, that if the Company has insufficient treasury shares to make such distribution in shares of Stock, the number of units in excess in the number of shares of treasury Stock available for distribution shall be paid in cash, in an amount determined by multiplying the number of such units by the closing price of a share of Stock on the New York Stock Exchange on the date preceding such distribution.

SECTION 5.4 HARDSHIP

                  In the event an Eligible Director or beneficiary of a deceased Eligible Director suffers a severe financial hardship resulting from a sudden and unexpected illness or accident of the Eligible Director or beneficiary (or a dependent, as defined in Section 152(a) of the Internal Revenue Code, of such Eligible Director or beneficiary), loss of property of the Eligible Director or beneficiary due to casualty, or other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Director or beneficiary, the Board or the Committee may, in its discretion, accelerate payment of the amounts credited to the Eligible Directors Fee Deferral Account or Stock Deferral Account, or both, to the extent reasonably necessary to eliminate such hardship. The circumstances that will justify such an acceleration will depend upon the facts of each case, but, in any case, acceleration may not occur to the extent that such hardship is or may be relieved

                  (a) through reimbursement or compensation by insurance or otherwise, or



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                  (b) by liquidation of the assets of the Eligible Director or beneficiary, to the extent the liquidation of such assets would not itself cause severe financial hardship.

SECTION 5.5 MISCELLANEOUS

                  (a) An Eligible Director shall have the status of a general, unsecured creditor of the Company with respect to benefits payable pursuant to this Article V. The provisions of this Article V constitute a mere promise by the Company to make benefit payments in the future.

                  (b) The rights of an Eligible Director to benefit payments under this Article V are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Director or his beneficiary.


                                   ARTICLE VI
                              STOCK GRANTS; OPTIONS

SECTION 6.1 ANNUAL STOCK AND OPTION GRANTS

                  (a) On July 23, 1997, and thereafter on the date of the Annual Meeting of Shareholders in each subsequent year (the "Annual Meeting of Shareholders"), beginning with the date of the Annual Meeting of Shareholders held in 1998, each director elected to the Board by the shareholders of the Company at the annual meeting of shareholders in said year and who is an Eligible Director, and, in addition to the newly elected Eligible Directors, each Eligible Director then in office on such date shall automatically be granted on and effective as of such date (i) a Stock Grant for the number of shares of Stock (rounded up to the next whole number) determined by dividing $5,000 by the Fair Market Value of the Stock on the date of grant and (ii) an Option to purchase the number of shares of Stock (rounded up to the next whole number) determined by dividing $5,000 by the economic value of an option to buy one share of stock on the terms and conditions as contained in the Option. In the case of an Option, the economic value shall be calculated using a valuation methodology approved by the Board or the Committee at the time of the grant. An Eligible Director who is not initially elected at an annual meeting of the shareholders shall receive a pro rata portion of the Stock Grants and Options granted to an Eligible Director on the date of the immediate past shareholders meeting or, in the case of the year 1997 only, on the date of July 23 (the exercise price of such Options, however, to be the Fair Market Value on the date of grant) within 10 business days of his or her election based on the number of months remaining from the date of election until the next annual meeting of shareholders divided by twelve. Any fractional shares or Options resulting from such calculation shall be rounded up to the nearest whole number.

                  (b) Each Option granted under this Section 6.1 shall be evidenced by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Board or the Committee consistent with the Plan.



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                  (c) The per share price of the Stock subject to each Option granted under this Section 6.1 shall be one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted.


SECTION 6.2 OPTION PERIOD

         The period for the exercise of each Option shall be ten years. Options granted hereunder shall not be exercisable within the first twenty-four months after the date of grant; provided, however, that said Options may become exercisable earlier in accordance with the provisions of this Plan concerning the termination of an Optionee's directorship on account of mandatory retirement, total and permanent disability or death (Section 6.4) and change of control of the Company (Section 4.3). The Board or the Committee, in its discretion, may accelerate the times when Options are exercisable after the initial grant thereof.


SECTION 6.3 OPTION EXERCISE

                  (a) Options may be exercised with respect to whole shares only and within the period permitted by the exercise thereof as determined by the Board or the Committee, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised.

                  (b) The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock which has been held by the Optionee for a minimum of six months prior to such exercise, and having a Fair Market Value as of the business day immediately preceding the date of exercise equal to the total Option price, or (iii) by a combination of (i) and (ii).


SECTION 6.4 EFFECT OF DEATH OR OTHER TERMINATION OF DIRECTORSHIP

                  (a) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated for any reason (including voluntary resignation, early retirement or failure to be re-elected) other than for cause (as defined below), mandatory retirement according to the policy of the Board, death or disability, such Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) by such Optionee at any time prior to the expiration date of the Option or within six months after the date of such directorship termination, whichever is earlier.

                  (b) If the directorship of an Optionee to whom an Option shall have been granted hereunder is terminated "for cause," as defined below (including resignation by the Optionee in connection with a finding by the Board of "for cause"), all outstanding Options held by the


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Optionee immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options. For purposes of this Section 6.4, the term "for cause" shall be defined as a good faith express determination by the Board that the Optionee has been guilty of willful misconduct or dishonesty or a good faith express determination by the Board that the Optionee has been grossly derelict in or has grossly neglected the Optionee's duty to the Company.

                  (c) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated by reason of mandatory retirement according to the policy of the Board, such Option may be exercised by such Optionee at any time prior to the expiration date of the Option.

                  (d) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated by the death or total and permanent disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), or as determined by the Board or the Committee in its discretion) of such Optionee, such Option may be exercised by such Optionee, his personal representatives, the executor or administrator of the estate of the Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred pursuant to a will or the laws of descent and distribution, at any time prior to the expiration date of the Option.


SECTION 6.5 NONTRANSFERABILITY OF OPTIONS

         No Option granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board or the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option. Further, during the lifetime of an Optionee, the Option shall be exercisable only by him.

SECTION 6.6 RIGHTS AS SHAREHOLDER

         An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.




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                                   ARTICLE VII
                               STOCK CERTIFICATES

SECTION 7.1 STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of an Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

                  (a) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board or the Committee shall, in its discretion, deem necessary or advisable;

                  (b) the obtaining of any approval or other clearance from any federal or state governmental agency which the Board or the Committee shall, in its discretion, determine to be necessary or advisable;

                  (c) the lapse of such reasonable period of time following the exercise of the Option as the Board or the Committee from time to time may establish for reasons of administrative convenience;

                  (d) the compliance with any and all applicable federal, state or local laws; and

                  (e) such other terms and conditions as may be set forth in the Plan.

The Company shall further be entitled to place whatever legends on such certificate as it shall deem reasonably necessary or appropriate.


                                  ARTICLE VIII
              TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN


         The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided that no termination, amendment, or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore entered into pursuant to the Plan without the consent of the Optionee or valid transferee of the Option.

         Upon termination of this Plan, there shall be no further deferrals hereunder, and the Fee Deferral Accounts and Stock Deferral Accounts of Eligible Directors shall, at the option of the Board:

         (a) be paid out in lump sums to the Eligible Directors as promptly as practicable after termination, or


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         (b)      continue to be adjusted in accordance with the provisions of
                  Section 5.2(b) until paid out in accordance with the respective elections of the Eligible Directors.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1 OTHER COMPENSATION PLANS

         The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any of its subsidiaries.

SECTION 9.2 PLAN BINDING ON SUCCESSORS

         The Plan shall be binding upon the successors and assigns of the Company.

SECTION 9.3 SINGULAR, PLURAL; GENDER

         Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

SECTION 9.4 HEADINGS, ETC., NO PART OF PLAN

         Headings of Articles and Sections hereof are inserted for convenience and references; they constitute no part of the Plan.

SECTION 9.5 INVESTMENT REPRESENTATION

         Each Stock Option Agreement may contain an agreement that, upon demand by the Board or the Committee for such a representation, the Optionee shall deliver to the Board at the time of any exercise of an Option a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other persons to purchase any such shares.

SECTION 9.6 COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or


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qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

SECTION 9.7 WITHHOLDING BY THE COMPANY

         A Stock Option Agreement executed pursuant to this Plan may contain a provision to the effect that the Optionee will consent to any withholding actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Code, and any related state or local income tax laws.



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